Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS FIRST QUARTER FISCAL 2007 RESULTS

-Q1 Total Revenue Increased 14.2% to a Q1 Record $462.1 Million
-Retail Revenue Increased 27.1% to $184.8 Million
-Direct Revenue Increased 3.9% to $237.9 Million
-Company Reported Q1 Diluted EPS of $0.11
-Company Reaffirms Mid-Teens Growth Rate Targets for Full Fiscal 2007

SIDNEY, Neb. (May 3, 2007) - Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its first fiscal quarter ended March 31, 2007.

Total revenue for the first quarter of 2007 increased 14.2% to $462.1 million compared to $404.8 million for the first fiscal quarter of 2006. Net income for the first quarter of 2007 decreased to $7.1 million, or $0.11 per diluted share, compared to $9.1 million, or $0.14 per diluted share, for the first quarter of 2006. “As discussed last quarter, we expected our first quarter to be impacted by additional fixed costs, such as increased depreciation, timing differences in recording our incentive compensation expense, incremental pre-opening costs related to our Hazelwood, Missouri store and increased interest expense,” said Dennis Highby, Cabela’s President and Chief Executive Officer. “These costs impacted our first quarter results as planned, and we remain on track to achieve our long-term top and bottom line mid-teens growth rate targets for fiscal 2007.”

The Company had strong first quarter revenues in each of its business segments compared to the same period a year ago. Direct revenue increased $9.0 million, or 3.9%, to $237.9 million; total retail revenue increased 27.1% to $184.8 million, which included a same store sales decrease of 0.9%; and financial services revenue increased 25.2% to $35.7 million.

“These results represent a solid start to the 2007 fiscal year,” said Mr. Highby. “Our momentum is positive as we remain on target and continue to successfully execute our business strategy.”

“Our retail expansion plans remain on track,” Mr. Highby said. “We expect to open a total of eight new stores in 2007, including Hazelwood, Missouri, which opened on April 13. Our other stores planned for opening in 2007 are in Illinois, Connecticut, Louisiana, Indiana, Nevada, Idaho and Washington. Beyond 2007, we are evaluating a number of other locations, and we remain confident significant expansion prospects exist.”

“Our entire organization is focused on capitalizing on Cabela’s leadership position in the marketplace,” Mr. Highby said. “Our multi-channel operating model, powerful brand and unparalleled commitment to customer service continue to separate us from our competition while creating significant growth opportunities for our Company.”

Conference Call Information

A conference call to discuss first quarter fiscal 2007 operating results is scheduled for today (Thursday, May 3, 2007) at 4:30 PM Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding remaining on track to achieve its long-term top and bottom line mid-teens growth rate targets for fiscal 2007 and its expectation of opening seven additional destination retail stores in 2007. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable purchase, lease and/or economic development arrangements for new destination retail store locations; expansion into new markets; market saturation due to new destination retail store openings; the acceleration of new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery shortages or interruptions caused by system changes or other factors; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; adverse economic conditions causing a decline in discretionary consumer spending; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new destination retail stores; road construction around the Company’s existing destination retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 30, 2006), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands) (Unaudited)

ASSETS	March 31, 2007	December 30, 2006	April 1, 2006

CURRENT ASSETS:
Cash and cash equivalents	$51,985	$172,903	$96,700
Accounts receivable	36,541	43,676	35,005
Credit card loans held for sale	115,593	136,072	113,175
Credit card loans receivable	14,463	16,611	12,833
Inventories	505,337	484,414	418,383
Prepaid expenses and deferred catalog costs	41,722	42,502	38,584
Other current assets	89,932	58,043	48,165
Total current assets	855,573	954,221	762,845

PROPERTY AND EQUIPMENT, NET	637,111	600,065	473,403

OTHER ASSETS:
Marketable securities	117,008	117,360	156,981
Other	75,090	79,584	65,604
Total other assets	192,098	196,944	222,585

TOTAL ASSETS	$1,684,782	$1,751,230	$1,458,833

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$221,166	$239,285	$122,517
Unpresented checks net of bank balance	18,502	--	11,074
Accrued expenses and other liabilities	50,887	72,124	42,617
Gift certificates and credit card reward points	132,992	144,210	110,214
Accrued employee compensation and benefits	33,438	61,275	27,323
Time deposits	29,748	33,401	52,121
Short-term borrowing	--	6,491	--
Current maturities of long-term debt	26,689	26,803	28,232
Income taxes payable and deferred income taxes	15,508	35,245	20,533
Total current liabilities	528,930	618,834	414,631

LONG-TERM LIABILITIES	413,005	398,538	393,404

STOCKHOLDERS’ EQUITY	742,847	733,858	650,798

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,684,782	$1,751,230	$1,458,833

CABELA'S INCORPORATED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)
	Three Months Ended
	March 31, 2007	April 1, 2006
REVENUE:
Merchandise sales	$422,639	$374,214
Financial services revenue	35,734	28,534
Other revenue	3,718	2,057
Total revenue	462,091	404,805

COST OF REVENUE:
Cost of merchandise sales	278,046	241,883
Cost of other revenue	(14)	406
Total cost of revenue (exclusive of depreciation and amortization)	278,032	242,289

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	171,668	148,313

OPERATING INCOME	12,391	14,203

OTHER INCOME (EXPENSE):
Interest income	1,236	401
Interest expense	(4,634)	(3,344)
Other income, net	2,196	2,977
Total other income (expense)	(1,202)	34

INCOME BEFORE PROVISION FOR INCOME TAXES	11,189	14,237

PROVISION FOR INCOME TAXES	4,047	5,154

NET INCOME	$7,142	$9,083

EARNINGS PER SHARE:
Basic	$0.11	$0.14

Diluted	$0.11	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,495,612	65,069,840

Diluted	67,103,984	66,359,544

Segment Information	Three Months Ended

(Dollars in Thousands)	March 31, 2007	April 1, 2006

Direct revenue	$237,885	$228,871
Retail revenue	184,754	145,343
Financial services revenue	35,734	28,534
Other revenue	3,718	2,057
Total revenue	$462,091	$404,805

Direct operating income	$32,493	$33,004
Retail operating income	17,355	12,736
Financial services operating income	8,559	7,035
Other operating loss	(46,016)	(38,572)
Total operating income	$12,391	$14,203

As a Percentage of Total Revenue:
Direct revenue	51.5%	56.5%
Retail revenue	40.0%	35.9%
Financial services revenue	7.7%	7.1%
Other revenue	0.8%	0.5%
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Direct operating income	13.7%	14.4%
Retail operating income	9.4%	8.8%
Financial services operating income	24.0%	24.7%
Total operating income (1)	2.7%	3.5%

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis. For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:	Three Months Ended

(In Thousands)	March 31, 2007	April 1, 2006

Interest and fee income, net of provision for loan losses	$4,760	$6,485

Interest expense	(1,240)	(1,127)
Net interest income, net of provision for loan losses	3,520	5,358

Non-interest income:
Securitization income	43,610	33,719
Other non-interest income	11,172	8,711
Total non-interest income	54,782	42,430
Less: Customer rewards costs	(22,568)	(19,254)

Financial services revenue	$35,734	$28,534

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table (see next page) on a “managed” basis is important information to analyze revenue in the financial services segment. The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value. Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue on a Non-GAAP Basis:	Three Months Ended

(Dollars in Thousands)	March 31, 2007	April 1, 2006

Interest income	$43,807	$32,914
Interchange income, net of customer rewards costs	13,465	11,104
Other fee income	6,038	5,163
Interest expense	(18,860)	(14,027)
Provision for loan losses	(7,333)	(5,862)
Other	(1,383)	(758)
Managed financial services revenue	$35,734	$28,534

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans :
Interest income	11.2%	10.5%
Interchange income, net of customer reward costs	3.5%	3.5%
Other fee income	1.5%	1.7%
Interest expense	(4.8)%	(4.5)%
Provision for loan losses	(1.8)%	(1.9)%
Other	(0.4)%	(0.2)%
Managed financial services revenue	9.2%	9.1%
Average reported credit card loans	$141,436	$122,860
Average managed credit card loans	$1,560,968	$1,253,948

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